Exhibit 99.2
Unaudited pro forma condensed combined
financial information
The unaudited pro forma condensed combined statements of income for the year ended September 30, 2004, the three months ended December 31, 2004 and the twelve months ended December 31, 2004 give effect to the Transactions, which consist of the acquisition of 100% of the Speedware common stock, the issuance of the notes offered hereby and the payment of the fees and expenses related to the Transactions, as if such Transactions had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2004 gives effect to the Transactions, as if such Transactions had occurred on December 31, 2004.
The unaudited pro forma adjustments are based on preliminary estimates, available information and certain assumptions that we believe are reasonable. The unaudited information should be read in conjunction with our historical financial statements and the respective notes thereto, the historical financial statements of Speedware and related notes thereto and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this offering memorandum.
The unaudited pro forma financial information does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future.

Unaudited pro forma condensed combined
income statement for the twelve months
ended December 31, 2004

	Company	Speedware
(US Dollars in thousands)	historical	historical(1)	Combined	Adjustments		Pro forma

Total revenues	$230,044	$45,530	$275,574	$—		$275,574
Total cost of revenues	111,633	17,849	129,482	—		129,482
Gross profit	118,411	27,681	146,092	—		146,092
Total operating expenses	76,219	20,582	96,801	(761	)(2)	96,039
Operating income	42,192	7,099	49,291	761		50,053
Interest expense	(18,756)	—	(18,756)	(12,480	) (3)	(31,236)
Other income (expense), net	203	(184)	19	114	(4)	133
Income tax expense	9,043	2,025	11,068	(4,102	)(5)	6,967
Net income	$14,596	$4,890	$19,486	$(7,503)		$11,983

(1)	An exchange rate of CDN$1.323 to US$1.00 was used to convert Speedware’s historical income statement information into U.S. dollars. In addition, the following adjustments were made to Speedware’s historical income statement to conform Speedware’s financial presentation to the Company’s presentation:

•	Revenues and cost of revenues were both increased by US$6,349 to adjust certain revenues and costs that Speedware reported on a net revenue basis;

•	Cost of revenues was further increased by US$1,183 to reclassify certain amortization expenses;

•	Operating expenses were increased by US$411 to reclassify research and development tax credits to income tax expense and operating expenses were also increased by US$599 to reclassify certain amortization expenses; and

•	Income tax expense was reduced by US$411 to reclassify research and development tax credits from operating expenses.

(2)	Reflects the following adjustments relating to the Speedware acquisition:

• Compensation for the CEO, CFO and Director of Acquisitions of Speedware	$631
• Annual fees paid to shareholders under the Management Services Agreement with Polar Capital Corporation	290
• Annual amortization of intangible assets acquired in the Speedware acquisition	(160	) (a)

	$761

(a) Reflects the amortization of $1.6 million of additional intangible assets acquired in the Speedware acquisition over a ten year period.

(3)	Reflects $11.6 million of interest expense on $120.0 million of the notes offered hereby based upon an assumed initial interest rate of 9.65% per annum, and amortization of debt financing costs of $4.5 million over five years, or $0.9 million per annum.

(4)	Certain adjustments were made to Speedware’s historical financial information to reconcile Canadian GAAP to U.S. GAAP. See note 20 to the audited historical financial statements of Speedware for the year ended September 30, 2004 and note 8 to the unaudited financial statements of Speedware for the three months ended December 31, 2004 included elsewhere in this offering memorandum.

(5)	Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the Company’s federal statutory tax rate of 35%.

Unaudited pro forma condensed combined
income statement for the three months
ended December 31, 2004

	Company	Speedware
(US Dollars in thousands)	historical	historical(1)	Combined	Adjustments		Pro forma

Total revenues	$60,939	$14,769	$75,708	$—		$75,708
Total cost of revenues	28,772	5,656	34,428	—		34,428
Gross profit	32,167	9,113	41,280	—		41,280
Total operating expenses	19,966	6,120	26,086	(190	)(2)	25,896
Operating income	12,201	2,993	15,194	190		15,384
Interest expense	(4,421)	—	(4,421)	(3,120	)(3)	(7,541)
Other income (expense), net	448	(64)	384	73	(4)	457
Income tax expense	3,184	975	4,159	(1,025	)(5)	3,134
Net income	$5,044	$1,954	$6,998	$(1,831)		$5,167

(1)	The following adjustments were made to Speedware’s historical income statement to conform Speedware’s financial presentation to the Company’s presentation:

•	Revenues and cost of revenues were both increased by US$1,659 to adjust certain revenues and costs that Speedware reported on a net revenue basis;

•	Cost of revenues was further increased by US$362 to reclassify certain amortization expenses;

•	Operating expenses were increased by US$29 to reclassify research and development tax credits to income tax expense and operating expenses were also increased by US$183 to reclassify certain amortization expenses; and

•	Income tax expense was reduced by US$29 to reclassify research and development tax credits from operating expenses.

(2)	Reflects the following adjustments relating to the Speedware acquisition:

• Compensation for the CEO, CFO and Director of Acquisitions of Speedware	$158
• Annual fees paid to shareholders under the Management Services Agreement with Polar Capital Corporation	73
• Annual amortization of intangible assets acquired in the Speedware acquisition	(40	) (a)

	$190
(a) Reflects the amortization of $1.6 million of additional intangible assets acquired in the Speedware acquisition over a ten year period.

(3)	Reflects $11.6 million of interest expense, or $2.9 million per quarter, on $120.0 million of the notes offered hereby based upon an assumed initial interest rate of 9.65% per annum, and amortization of debt financing costs of $4.5 million over five years, or $0.2 million per quarter.

(4)	Certain adjustments were made to Speedware’s historical financial information to reconcile Canadian GAAP to U.S. GAAP. See note 8 to the unaudited historical financial statements of Speedware for the year ended September 30, 2004 included elsewhere in this offering memorandum.

(5)	Represents the tax effect of the adjustments set forth in the “Adjustments” column above, at the Company’s federal statutory tax rate of 35%.

Unaudited pro forma condensed combined
income statement for the twelve months
ended September 30, 2004

	Company	Speedware
(US Dollars in thousands)	historical	historical(1)	Combined	Adjustments		Pro forma

Total revenues	$225,806	$39,736	$265,542	$—		$265,542
Total cost of revenues	109,773	15,765	125,538	—		125,538
Gross profit	116,033	23,971	140,004	—		140,004
Total operating expenses	75,389	18,602	93,991	(761	)(2)	93,229
Operating income	40,644	5,370	46,014	761		46,775
Interest expense	(19,367)	—	(19,367)	(12,480	) (3)	(31,847)
Other income (expense), net	6,051	(265)	5,786	(163	)(4)	5,623
Income tax expense	10,561	1,268	11,829	(4,102	) (5)	7,728
Net income	$16,767	$3,836	$20,603	$(7,780)		$12,823

(1)	An exchange rate of CDN$1.323 to US$1.00 was used to convert Speedware’s historical income statement information into U.S. dollars. In addition, the following adjustments were made to Speedware’s historical income statement to conform Speedware’s financial presentation to the Company’s presentation:

•	Revenues and cost of revenues were both increased by US$6,203 to adjust certain revenues and costs that Speedware reported on a net revenue basis;

•	Cost of revenues was further increased by US$1,051 to reclassify certain amortization expenses;

•	Operating expenses were increased by US$503 to reclassify research and development tax credits to income tax expense and operating expenses were also increased by US$531 to reclassify certain amortization expenses; and

•	Income tax expense was reduced by US$503 to reclassify research and development tax credits from operating expenses.

(2)	Reflects the following adjustments relating to the Speedware acquisition:

• Compensation for the CEO, CFO and Director of Acquisitions of Speedware	$631
• Annual fees paid to shareholders under the Management Services Agreement with Polar Capital Corporation	290
• Annual amortization of intangible assets acquired in the Speedware acquisition	(160	) (a)

	$761
(a) Reflects the amortization of $1.6 million of additional intangible assets acquired in the Speedware acquisition over a ten year period.

(3)	Reflects $11.6 million of interest expense on $120.0 million of the notes offered hereby based upon an assumed initial interest rate of 9.65% per annum, and amortization of debt financing costs of $4.5 million over five years, or $0.9 million per annum.

(4)	Certain adjustments were made to Speedware’s historical financial information to reconcile Canadian GAAP to U.S. GAAP. See note 20 to the audited historical financial statements of Speedware for the year ended September 30, 2004 included elsewhere in this offering memorandum.

(5)	Represents the tax effect of the adjustments set forth in the “Adjustments” column above at the Company’s federal statutory tax rate of 35%.

Unaudited pro forma condensed combined balance sheet
December 31, 2004

	Company	Speedware
(US Dollars in thousands)	historical	historical	Combined	Adjustments(1)	Pro forma

Assets:
Cash and cash equivalents	$32,975	$8,748	$41,723	$3,700	$45,423
Total current assets	77,496	18,391	95,887	3,700	99,587
Goodwill	79,541	16,084	95,625	86,017	181,642
Total assets	$187,488	$44,696	$232,184	$95,817	$328,001
Liabilities and Stockholder’s Equity (Deficit):
Total current liabilities	$41,652	$14,684	$56,336	$5,600	$61,936
Long-term debt	155,436	147	155,583	120,000	275,583
Total liabilities	202,008	14,913	216,921	125,600	342,521
Total stockholder’s equity (deficit)	(14,520)	29,783	15,263	(29,783)	(14,520)
Total liabilities and stockholder’s equity (deficit)	$187,488	$44,696	$232,184	$95,817	$328,001

(1)	The following table reflects the impact of the Transactions:

Excess of purchase price over fair value of assets acquired and liabilities assumed from the Speedware acquisition	$86,017 (a)
Fair value adjustment of Speedware Intangible assets	1,600
Deferred financing costs on issuing the notes offered hereby	4,500
Elimination of Speedware shareholders’ equity	29,783
Proceeds from exercise of Speedware stock options and warrants	8,200
Use of cash on hand	(4,500)
Severance costs payable as a result of the Speedware acquisition	(2,600)
Balance of purchase price due on Speedware’s PSI acquisition	(3,000)
Issuance of the notes offered hereby	(120,000)

(a)	The allocation of the purchase price is preliminary and will be adjusted based on an appraisal of the assets acquired.